UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

January 16, 2014

KANDI TECHNOLOGIES GROUP, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-33997	90-0363723
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
(Address of principal executive offices)
(86-579) 8223-9700
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 3.02	Unregistered Sales of Equity Securities

On January 15, 2014, Kandi Technologies Group, Inc. (the “Company”) entered into Warrant Subscription Agreements (the “Subscription Agreements”) with certain institutional investors (the “Investors”). Pursuant to the Subscription Agreements, the Company issued and sold to the Investors, in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 (the “Securities Act”), private placement warrants to purchase an aggregate of 1,429,393 shares of the Company's common stock, par value $0.001 per share (“Common Stock”) at an exercise price equal to $15.00 (the “Private Warrants”) for a total purchase price paid by the Investors to the Company of approximately $14,294. Neither the Private Warrants nor the underlying shares of Common Stock issuable upon the exercise of the Private Warrants have been registered under the Securities Act and neither may be offered or sold in the United States absent registration or an applicable exemption from registration.

The Private Warrants are exercisable at any time on or after the issuance date and on or prior to 5:00pm New York time on January 30, 2015. The exercise price and the number of shares issuable upon exercise of the Private Warrants are subject to certain adjustments upon the occurrence of certain events, including, but not limited to, stock splits or dividends, business combinations, sale of assets, similar recapitalization transactions, or other similar transactions and in the event that the Company issues or is deemed to issue shares of Common Stock for less than the applicable exercise price of the Warrants. The exercisability of the Private Warrants may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.99% of the Common Stock.

The foregoing information is a summary of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of the private placement agreements, copies of which are attached as exhibits to this Current Report on Form 8-K and Registered Offering (as defined below) agreements, copies of which were attached to the Current Report on Form 8-K filed on June 26, 2013. Readers should review such agreements for a complete understanding of the terms and conditions associated with these transactions.

Item 8.01	Other Events

Immediately prior to entering into the Subscription Agreements, the Investors exercised then outstanding Series A Warrants and Series C Warrants (the “Registered Warrants”) that were issued to the Investors by the Company in connection with a direct registered offering that, as reported on a Form 8-K, filed on June 26, 2013, were entered into on June 26, 2013 (the “Registered Offering”); as a result of such exercise, the Investors purchased an aggregate of: (i) 1,750,415 shares of Common Stock at an exercise price of $7.24 per share (pursuant to the Series A Warrants) and (ii) 291,574 shares of Common Stock at an exercise price of $8.69 per share (pursuant to the Series C Warrants). On January 3, 2014, and, January 6, 2014, respectively, the Investors exercised all of the Series B Warrants issued to them in the Registered Offering, and, as a result of such exercise, purchased an aggregate of 728,936 shares of Common Stock at an exercise price of $7.24 per share.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Title or Description
4.1	Form of Private Warrant
10.1	Form of Warrant Subscription Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANDI TECHNOLOGIES GROUP, INC.

Date: January 16, 2014	By: /s/ Hu Xiaoming
Hu Xiaoming
Its: Chief Executive Officer and Chairman of the
Board of Directors